Exhibit 10.2

Maris-Tech Ltd. Israeli Company number 51-413573-0

2021 SHARE OPTION PLAN

1.	NAME AND PURPOSE

1.1	This Option Plan, as amended from time to time, shall be known as the Maris-Tech Ltd. 2021 Share Option Plan (“ESOP”).

1.2	The ESOP is intended to provide an incentive to retain, in the employment or service or directorship of Maris-Tech Ltd. (“Company”) and its subsidiaries, persons of training, experience, and ability, to attract new employees, directors or consultants whose services are considered valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company pursuant to an option plan approved by the Board of Directors of the Company (“Board”).

2.	DEFINITIONS

All options granted hereunder, whether together or separately, shall be hereinafter referred to as “Options”. Each person granted Options hereunder shall be referred to as “Optionee”.

3.	ADMINISTRATION OF THE ESOP

The Board or a compensation committee appointed and maintained by the Board for such purpose (“Committee”) shall have the power to administer the ESOP. Notwithstanding the above, the Board shall at all times have oversight of the ESOP including final approval of all issues under the ESOP.

4.	DESIGNATION OF PARTICIPANTS

4.1	The persons eligible for participation in the ESOP as recipients of Options shall include any employees (including officers), directors and consultants of the Company or of any subsidiary of the Company. The grant of an Option hereunder shall neither entitle the recipient thereof to participate nor disqualify him from participating in, any other grant of Options pursuant to this ESOP or any other option or Share plan of the Company or any of its affiliates.

4.2	To the extent applicable and anything in the ESOP to the contrary notwithstanding, all grants of Options to directors and office holders or other persons of interest shall be authorized and implemented only in accordance with the provisions of any law or rules applicable to the Company.

www.afiklaw.com	Afik & Co., Attorneys and Notary

5.	TRUSTEE

The national annexes shall apply to appointment of trustees to hold Options for the Optionees, if applicable.

6.	SHARES RESERVED FOR THE ESOP; RESTRICTION THEREON

6.1	Subject to adjustments as set forth in Section 8, at least ______________options may be issued under the ESOP. Notwithstanding the aforesaid, in the event that any outstanding options to purchase Ordinary Shares of the Company granted hereunder shall for any reason expire or be canceled prior to its exercise or relinquishment in full, such number of expired or terminated options shall automatically increase the number of Shares available for allocation hereunder, and such increase shall not be deemed as amendment to this Plan. The Shares shall bear such rights and restrictions as set forth under the Company’s Articles of Association, as currently in effect and as may from time to time be amended or replaced in accordance with the Companies Law,1999 (“Companies Law”), without the consent of any Optionee (notwithstanding anything else here to the contrary). Any of such Shares which may remain unissued and which are not subject to outstanding Options at the termination of the ESOP shall cease to be reserved for the purpose of the ESOP, but until termination of the ESOP the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the ESOP. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares therefore subject to such Option may again be subjected to an Option under the ESOP.

6.2	Each Option granted pursuant to the ESOP, shall be evidenced by a written agreement or an award between the Company and the Optionee (“Option Agreement”), in such form as the Board or the Committee shall from time to time approve. Each Option Agreement shall state a number of the Shares to which the Option relates and the type of Option granted thereunder, the purchase price per Share and the vesting schedule to which such Option shall become exercisable. Options may be granted at any time after this ESOP has been approved by the Company, subject to any further approval or consent required under any applicable law.

www.afiklaw.com	Afik & Co., Attorneys and Notary

7.	PURCHASE PRICE

The purchase price of each Share subject to a new Option to be granted or any portion thereof shall be determined by the Board or the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Unless otherwise specifically set forth under the Option Agreement, the purchase price shall be payable upon the exercise of the Option in a form satisfactory to the Board or the Committee, including without limitation, by cash, cheque, or wire transfer.

8.	ADJUSTMENTS

Upon the occurrence of any of the following described events, Optionee’s rights to purchase Shares under the ESOP shall be adjusted as hereafter provided:

8.1	If the Company is separated, reorganized, merged, acquired or consolidated with or into another corporation while Options which were not yet vested remain outstanding under the ESOP, then, subject to any applicable law, the Board may resolve (in its sole discretion), that the vesting period defined in each Optionee’s Option Agreement shall be accelerated so that any unvested Option shall be immediately vested in full prior to the effective date of such transaction (or any other date as shall be resolved by the Board).

8.2	If the outstanding shares of the Company shall at anytime be changed or exchanged by declaration of a share dividend, share split, combination or exchange of shares, recapitalization, or any other like event of the Company, then in such event only and as often as the same shall occur, the number, class and kind of shares (including Shares issuable pursuant to the ESOP, as set forth in § 6 hereof, in respect of which Options have not yet been exercised) subject to this ESOP or subject to any Options therefore granted, and the purchase prices of the Options, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate purchase price of the Options.

8.3	(A) If all or substantially all of the shares of the Company are to be sold, or upon a merger or reorganization or the like (whereby the Company is not the surviving entity) (each such event, an “M&A Transaction”), the shares of the Company, or any class thereof, are to be exchanged for securities of another company, then in such event, either (i) the outstanding Options issued pursuant to this Plan shall be accelerated (as provided in Clause B below), and each Optionee shall be obliged to sell, assign or exchange (in accordance with the value of his/her Shares/Options pursuant to such transaction), as the case may be, the Shares and/or vested and accelerated Options such Optionee purchased under the ESOP , and/or (ii) any outstanding Shares and Options purchased by Optionee pursuant to this Plan shall be exchanged into securities of the successor corporation following such transaction (in accordance with their terms and their value, but subject to applicable adjustments as provided in § 8.2 above, mutatis mutandis); in each case, in accordance with any instructions then to be issued by the Board whose determination shall be final, and which may authorize any officer of the Company to execute such instructions on behalf of the Optionee.

(B) The Board or Committee may decide in its sole discretion that an Option cannot be exercised, and shall automatically expire, following each of the transactions specified in this § 8.3, if such Option was subject to acceleration, adjustment or conversion as provided in this § 8 to this ESOP, and in such event, in consideration for the expiration or termination of any Options, Optionee shall be entitled to receive payment or other consideration thereof, equal to the excess value of the Shares to which such Options are exercisable to (as determined in connection with the relevant transaction), less the applicable exercise price. Each Optionee, upon executing an Option Agreement, shall be deemed to have authorized the Company and each of its officers and to have granted the Company and each of its officers an irrevocable power of attorney to execute in his/her behalf such instruments and documents mentioned in this § 8.3, inter alia, through the Proxy. The Company and its shareholders shall each be deemed as a third-party beneficiary of this § 8.3 with rights to enforce same against the Optionee.

www.afiklaw.com	Afik & Co., Attorneys and Notary

9.	TERM AND EXERCISE OF OPTIONS

9.1	Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Company and the Trustee, which exercise shall be effective upon receipt of such notice by the Company at its principal office and the applicable payment of the exercise price of the exercised options. The notice shall specify the number of Shares with respect to which the Option is exercised.

9.2	Vesting of Options may be time-based or performance-based, or a combination of such, in the discretion of the Committee and the Board. Unless otherwise prescribed by the Committee or the Board and specified in the Option Agreement, an Option will not be exercisable before the second anniversary of the date of grant, with respect to the 50% of the Shares subject to the Option, and with respect to additional 25% of the remaining Shares subject to the Option, after each of the third and fourth anniversaries of the date of grant, respectively. The Board shall have the exclusive authority to accelerate the periods for exercising an Option or set different terms for exercise of an Option.

9.3	Subject to the provisions of § 9.7 below, no option shall be exercisable after the expiration of ten years from the “Date of Grant” (i.e., the date on which such Optionee was issued the applicable Option Agreement) (“Expiration Date”); and then such Options, or such unexercised part thereof, as the case may be, shall terminate and all interests and rights of the Optionee thereunder shall automatically and conclusively expire.

9.4	Options granted under the ESOP shall not be transferable by Optionees other than by will or laws of descent and distribution and during an Optionee’s lifetime shall be exercisable only by that Optionee.

9.5	The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of § 9.7 below and unless the Board or Committee resolves otherwise, the Optionee is an employee of the Company or any of its subsidiaries or continuing to provide services to such entities, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

www.afiklaw.com	Afik & Co., Attorneys and Notary

9.6	Subject to the provisions of § 9.7 below, in the event of termination of Optionee’s employment with Company or any of its subsidiaries, or if applicable, the termination of services given by the Optionee to Company or any of its subsidiaries, all Options granted to such Optionee will immediately expire. A notice of termination of employment or services shall be deemed to constitute termination of employment or services.

9.7	Notwithstanding anything to the contrary in § 9.6 above and unless otherwise prescribed by the Committee or the Board and specified in the Option Agreement, an Option may be exercised after the date of termination of Optionee’s service or employment with the Company or any subsidiary of the Company only with respect to the number of Options already vested and unexpired at the time of such termination according to the vesting and expiration periods of the Options set forth in this ESOP, or under a different period prescribed by the Committee or by the Board and specified in Optionee’s Option Agreement, provided however, that;

9.7.1	such termination is without Cause (as defined below) in which case the Options shall be exercisable within not more than 90 days from the effective date of such termination; or

9.7.2	such termination is the result of death or disability of the Optionee, in which case the Options shall be exercisable within 12 months from the effective date of such termination.

The term “Cause” shall mean: (i) conviction of any felony involving moral turpitude or otherwise affecting to the detriment the Company or the subsidiaries; (ii) any refusal to carry out a reasonable directive of the CEO or the Board which involves the business of the Company or its subsidiaries and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its subsidiaries or other malicious behavior against the Company or its subsidiaries or against the State of Israel; (iv) any breach of the Optionee’s fiduciary duties or duties of care of the Company or any subsidiary; including, without limitations, disclosure of confidential information of such entity or breach of non-compete provision of the engagement agreement of such Optionee; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board of Directors to be materially detrimental to the Company or any subsidiary.

www.afiklaw.com	Afik & Co., Attorneys and Notary

9.8	Neither the ESOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or a subsidiary thereof, to continue to hold any Optionee in its services, or the hiring by the Company of the Optionee’s services and nothing in the ESOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or a subsidiary thereof or restrict the right of the Company or a subsidiary thereof to terminate such employment or service hiring at any time.

9.9	The holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless and until, following exercise, registration of the Optionee as holder of such Shares in the Company’s register of members.

9.10	Any form of Option Agreement authorized pursuant to this ESOP may contain such other provisions as the Board may, from time to time, deem advisable.

9.11	The Company’s obligation to issue Shares upon exercise of an Option granted under the Plan is expressly conditioned if so required under the applicable law, as supported by the opinion of the Company’s counsel, upon the following terms: (a) the Company’s completion of any registration or other qualifications of such Shares under any applicable law, rulings or regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or Optionee’s legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto, (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable requirements of any applicable laws and regulatory agencies, and (iii) any other legend deemed reasonably necessary or appropriate by the Company, including any limitation on sale of Shares.

www.afiklaw.com	Afik & Co., Attorneys and Notary

10.	ASSIGNABILITY AND SALE OF OPTIONS

No Option, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee.

11.	TERM, AMENDMENTS OR TERMINATION OF THE ESOP

11.1	The ESOP shall become effective on the date when it is adopted by the Board and shall terminate at the end of ten years from such day of adoption provided, however, that Options theretofore issued under an applicable Option Agreement may extend beyond such date in accordance with their terms.

11.2	The Board may, at any time and from time to time, amend, alter or discontinue the ESOP, except that no amendment or alteration shall be made which would impair the rights of the holder of any Option granted, if and to the extent such rights are specifically set forth under the applicable Option Agreement, without such Optionee’s consent.

12.	GOVERNING LAW & JURISDICTION

12.1	The ESOP shall be subject to all applicable laws, rules, and regulations, of any State having jurisdiction over the Company and the Optionee, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.2	Options granted shall be granted in accordance with the applicable laws of each Optionee’s nationality state and with the terms and conditions set forth in its respective Option Agreement (as defined below) as prescribed by the Board or the Committee (as defined below). The Board is hereby empowered to create specific national annexes to this ESOP. In any discrepancy between the national annex and this ESOP, the annex shall govern as to the specific employee. Terms defined both in the ESOP and in a national annex shall have, as to an employee to which the national annex apply, the meaning ascribed to them in the national annex.

www.afiklaw.com	Afik & Co., Attorneys and Notary

13.	TAX CONSEQUENCES

13.1	To the extent permitted by applicable law, any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company or the Optionee) hereunder shall be borne solely by the Optionee. The Company shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee (where applicable) and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

13.2	The Company may set-off from any amount payable to Optionee any tax amount the Company is charged with, even if charged with it in the future and may claim such amount from Optionee even if did not set it off.

13.3	Following the grant of Options under the ESOP and in any case in which the Optionee shall stop being considered as a “Resident” of the jurisdiction to which it was “Resident” before, the Company may, if and to the extent that any applicable law shall impose such obligation on the Company, withhold all applicable taxes from the Optionee, remit the amount withheld to the appropriate tax authorities and report to such Optionee the amount so withheld and paid to said tax authorities.

14.	NON-EXCLUSIVITY OF THE ESOP

14.1	The adoption of the ESOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise than under the ESOP, and such arrangements may be either applicable generally or only in specific cases.

14.2	The terms of each Option may differ from other Options granted under the ESOP at the same time, or at any other time. The Committee or the Board may also grant more than one Option to a given Optionee during the term of the ESOP, in addition to one or more Options previously granted to that Optionee.

www.afiklaw.com	Afik & Co., Attorneys and Notary

ISRAELI NATIONAL ANNEX

1.	NAME AND PURPOSE

This annex to the ESOP shall be named the Israeli annex and will apply to any grantee under the ESOP who is subject to the Israeli tax regime.

2.	DEFINITIONS

2.1	Options granted to Israeli Optionees under the ESOP may or may not contain such terms as will qualify such options for the special tax treatment under Section 102(b) of the Israeli Tax Ordinance (New Version), 1961, as amended (“Ordinance”), and the Income Tax Rules (Tax Benefits in Share Issuances to Employees) 2003 (“Rules”) (“102 Options”).

2.2	“3(i) Option” means an Option granted under the terms of Section 3(i) of the Ordinance to persons which do not qualify as “employees” under the provisions of Section 102.

2.3	“102(b) Track Election” means the right of the Company to prefer either the “Capital Track” (as set under Section 102(b)(2)), or the “Ordinary Income Track” (as set under Section 102(b)(1)), but subject to the provisions of Section 102(g) of the Ordinance.

2.4	“102(b) Option” means an Option intended to qualify, under the provisions of Section 102(b) of the Ordinance (including the Section 102(b) Choice of Track), as either:

2.4.1	“102(b)(2) Option” for the special tax treatments under the “Capital Track”, or

2.4.2	“102(b)(1) Option” for the special tax treatments under the “Ordinary Income Track”.

2.5	“Other 102 Option” means an Option granted under the terms of Section 102 of the Ordinance, excluding Section 102(b) Options.

www.afiklaw.com	Afik & Co., Attorneys and Notary

3.	ADMINISTRATION OF THE ESOP

Subject to the provisions of applicable law and the Company’s Articles of Association, the Board or the Committee shall also have full power and authority to: (vi) designate Options as 102(b)(1) Options, as 102(b)(2) Options, as Other 102 Options or as 3(i) Options; and (vii) make a 102(b) Track Election (subject to the limitations set under Section 102(g) to the Ordinance).

4.	DESIGNATION OF PARTICIPANTS

To the extent applicable and anything in the ESOP to the contrary notwithstanding, all grants of Options to directors and office holders (as such terms are defined in the Israeli Companies Law shall be authorized and implemented only in accordance with the provisions of the Companies Law, as in effect from time to time.

5.	TRUSTEE

5.1	The 102(b) Options which shall be granted to Optionees and/or any Shares issued upon exercise of such Options and/or any other Shares received subsequently following any realization of rights resulting from a 102(b) Option or Rights resulting from Shares issued upon exercise of a 102(b) Option, shall be issued to a Trustee nominated by the Board and approved in accordance with the provisions of Section 102 of the Ordinance (“Trustee”). The Board shall determine and approve the terms of engagement of the Trustee and shall be authorized to designate from time to time a new Trustee and replace either of them at its sole discretion, and in the event of replacement of any existing Trustee, to instruct the transfer of all Options and Shares held by such Trustee at such time to its successor. The 102(b) Options and/or any Shares issued upon exercise of such Options will be held by the Trustee for the benefit of the Optionees for a period of not less than the minimum period permitted by applicable law without disqualifying such 102(b) Options from treatment under Section 102(b) of the Ordinance. The Trustee will hold such Options or Shares resulting from the exercise thereof in accordance with the provisions of the Ordinance and the Rules promulgated thereunder, the trust agreement and any other instructions the Board may issue to him/it from time to time (so long as they do not contradict the Ordinance and the Rules promulgated thereunder). Thereafter, the Trustee will transfer the Options or the Shares, as the case may be, to the Optionees upon an Optionee’s demand, subject to any deduction or withholding required under the Ordinance, the Rules or any other applicable law.

www.afiklaw.com	Afik & Co., Attorneys and Notary

5.2	Anything to the contrary notwithstanding, the Trustee shall not release any Options which were not already exercised into Shares by the Optionee or release any Shares issued upon exercise of such Options prior to the full payment of the Optionee’s tax liabilities arising from such Options which were granted to him and/or any Shares issued upon exercise of such Options.

5.3	Upon receipt of an Option, and as a condition to the validity of the Option (which shall become of no value or power in case such agreement was rescinded or otherwise cancelled or if such agreement was not signed), the Optionee will sign an Option Agreement (as defined in §6.2 below) and Optionee shall be deemed to have exempted the Trustee and the Company from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ESOP, or any Option or Share granted to Optionee thereunder.

5.4	Subject to applicable law, the Board shall be entitled to revise, amend or replace the terms of the trust agreement with the Trustee, to the extent that same (i) do not adversely affect any rights of Optionee under any valid and outstanding Option, which are expressly provided for in the respective Option Agreement with such Optionee, or (ii) is necessary or desirable in the light of any change or replacement of Section 102 of the Ordinance.

5.5	Any and all Rights resulting from the 102(b) Options and/or any Shares issued upon exercise of such Options and/or any other Shares received subsequently following any realization of rights resulting from a 102(b) Option, shall be issued or distributed, as the case may be, to the Trustee and held thereby. Such Rights will not be sold or transferred until the lapse of the minimum period permitted by applicable law, and such Rights shall be subject to the taxation track which is applicable to such Shares issued pursuant to the exercise of Options hereunder. Notwithstanding the aforesaid, Shares issued pursuant to the exercise of 102(b) Options hereunder or Rights resulting from such 102(b) Options may be sold or transferred, and the Trustee may release such Shares issued pursuant to the exercise of Options hereunder (or the applicable option award) or Rights from trust, prior to the lapse of the minimum period permitted by applicable law, provided however, that tax is paid or withheld in accordance with Section 102 of the Ordinance and/or Section 7 of the Rules, and/or any other provision in any other section of the Ordinance and any regulation, ruling, procedure and clarification promulgated thereunder, that will be relevant, from time to time.

5.6	With respect to all Shares (in contrary to Options not exercised into Shares) issued upon the exercise of Options purchased by the Optionee, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends. During the period in which Shares, issued to the Trustee on behalf of an Optionee upon exercise of a 102(b) Option, are held by the Trustee, the Trustee shall be deemed to have given an irrevocable proxy to Mr. Israel bar to vote the Shares and the cash dividends paid with respect thereto may be paid directly to the Optionee; all subject to the provisions of applicable law and § 5.2 above.

www.afiklaw.com	Afik & Co., Attorneys and Notary

6.	SHARES RESERVED FOR THE ESOP; RESTRICTION THEREON

6.1	Each Option Agreement shall state a number of the Shares to which the Option relates and the type of Option granted thereunder (whether a 102(b)(1) Option, 102(b)(2) Option, Other 102 Option or a 3(i) Option, the purchase price per Share and the vesting schedule to which such Option shall become exercisable. Options may be granted at any time after this ESOP has been approved by the Company, subject to any further approval or consent required under Section 102 of the Ordinance or the Rules, in case of 102(b) Options and other applicable law.

6.2	Each Option Agreement evidencing 102(b) Options shall include (i) an approval and acknowledgment by the Optionee of the agreement of the Company with the Trustee (as may be amended from time to time), (ii) a declaration that the Optionee is familiar with the provisions of Section 102 and the “Capital Track” (if applicable) and (iii) an undertaking not to sell or transfer the Options and/or the Shares issued pursuant to the exercise of Options prior to the lapse of the period in which the Options and/or such Shares are held in trust, unless the Optionee pays all taxes, which may arise in connection with such sale and/or transfer (as provided in § 5.5 above).

7.	PURCHASE PRICE

N/A

8.	ADJUSTMENTS

N/A

9.	TERM AND EXERCISE OF OPTIONS

9.1	The holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless and until, following exercise, registration of the Optionee as holder of such Shares in the Company’s register of members, but in case of Options and Shares held by the Trustee, subject always to the provisions of Section 5 of the ESOP.

9.2	No Shares will be issued upon an exercise of any Option unless and until the Optionee shall have executed and delivered a proxy in the form decided by the Trustee, or such other form as the Board or the Committee may designate from time to time, to the Trustee, pursuant to which the Optionee shall authorize and empower the person designated in such Proxy to vote such Shares and exercise or waive any and all rights thereunder, and to authorize a sale or exchange in accordance with the provisions of the ESOP (“Proxy”). The person designated in such Proxy shall have no liability to any Optionee, and each Optionee upon acceptance of an Option shall be deemed to have waived any right or claim against the person designated in such Proxy and release the person designated in such Proxy from any liability, if any, to such Optionee, for any loss or damage of any kind which may occur to such Optionee as a result of any act or omission of the person designated in such Proxy in such person’s capacity as proxy, and to the extent that the Optionee may have any such right or claim (including in case of conflict of interest), the Optionee shall be deemed to have waived it.

www.afiklaw.com	Afik & Co., Attorneys and Notary

10.	ASSIGNABILITY AND SALE OF OPTIONS

As long as Shares are held by the Trustee in favor of the Optionee, then all rights the last possesses over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

11.	TERM, AMENDMENTS OR TERMINATION OF THE ESOP

N/A

12.	GOVERNING LAW & JURISDICTION

As to Optionees subject to this annex, this ESOP shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel, shall have sole jurisdiction in any matters pertaining to this ESOP.

13.	TAX CONSEQUENCES

13.1	To the extent permitted by applicable law, any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, the Trustee or the Optionee) hereunder shall be borne solely by the Optionee. The Company and/or the Trustee (where applicable) shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee (where applicable) and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

13.2	The Trustee shall not be required to release any Share certificate issued upon exercise of a 102 Option and/or a 3(i) Option to an Optionee until all required payments have been fully made.

14.	NON-EXCLUSIVITY OF THE ESOP

N/A

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www.afiklaw.com	Afik & Co., Attorneys and Notary